Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Syniverse, The Leading Provider of Mission-Critical Mobile Platforms for Carriers and Enterprises, Announces Plans to Become Publicly Traded via Merger with M3-Brigade Acquisition II Corp.

•	Transaction values Syniverse at an enterprise value of $2.85 billion

•

Expected to significantly enhance balance sheet through $1.165 billion in cash proceeds to company, including a $265 million fully committed PIPE, up to $400 million of cash from M3-Brigade Acquisition II Corp. and a minimum commitment of $500 million from Twilio up to maximum investment of $750 million

•	Existing investors are rolling 100% of their equity in the business, while investors through PIPE include funds and accounts managed by Oak Hill Advisors and Brigade Capital Management

•	Transaction furthers previously-announced strategic partnership with Twilio

TAMPA, NEW YORK, and SAN FRANCISCO, Aug 16, 2021 – Syniverse, the “world’s most connected company”TM and the premier global technology provider of mission-critical mobile platforms for carriers and enterprises, announced today that it has entered into a definitive merger agreement with M3-Brigade Acquisition II Corp. (NYSE: MBAC), a publicly traded special purpose acquisition company, which will result in Syniverse becoming a publicly traded company. The transaction implies an initial enterprise value for Syniverse of $2.85 billion, or an enterprise value-to-adjusted 2022E EBITDA multiple of approximately 12.1x, and will provide Syniverse with up to $1.165 billion in cash through a combination of equity and equity-linked capital. Upon closing of the transaction, the publicly traded company will be named Syniverse Technologies Corporation and its common stock will be listed on the New York Stock Exchange under ticker “SYNV.”

Syniverse is a leading global provider of unified, mission-critical platforms enabling seamless interoperability across the mobile ecosystem. Syniverse’s capabilities are expected to become increasingly valuable to its mobile carrier and enterprise customers during the transition to 5G mobile networks, which will accelerate growth in devices, traffic volumes, speed and lower-latency communications. 5G networks and the messages and applications on them require seamless and ubiquitous connectivity and coordination. Syniverse is the only global provider of services to bridge these technological and operational complexities.

Syniverse is also at the center of the large and growing Communications Platform as a Service (CPaaS) sector, with both digital native companies and large global enterprises increasingly using Application to Person (A2P) messaging and omni-channel mobile engagement to successfully engage, inform and transact with their customers, partners, and employees. The current rapid growth in the CPaaS sector is expected to accelerate as 5G networks expand and become a significant driver of revenue growth for Syniverse.

Today’s announcement builds on the strategic partnership between Syniverse and Twilio (NYSE: TWLO) that was announced on March 1, 2021, through which Twilio agreed to make an equity investment of up to $750 million in Syniverse, with a minimum commitment of $500 million. In addition, as a part of this transaction, Twilio will become a significant minority owner of Syniverse.

Syniverse intends to use the up to $1.165 billion in equity and equity-linked capital to substantially reduce its debt, fund new value-added products and services, advance its strategy of investing in organic and inorganic growth, and increase its investment in data, machine learning and artificial intelligence technologies.

Following the closing of the merger, Syniverse will continue to be led by Chief Executive Officer Andrew Davies and its world class leadership team. The Carlyle Group (“Carlyle”), Syniverse’s current majority owner, will retain all of its current investment in Syniverse and be the largest shareholder in the newly publicly traded company.

Commenting on today’s announcement, Andrew Davies said: “Syniverse is at the heart of the mobile ecosystem, enabling the seamless and safe transmission of messaging and data that fuels mobile communications for nearly every person and device in the world. We are at a pivotal time in our growth and this transaction provides us with new equity capital to accelerate investment in innovation, product quality, and breadth that will allow us and our investors to benefit from enterprises’ and carriers’ success in making mobile better for their customers.”

“Syniverse’s solutions are integral in the mobile-centric 5G world, and we are pleased to be an early investor in the company’s next chapter of growth,” said Mohsin Y. Meghji, Chairman of the Board of Directors and Chief Executive Officer of MBAC. “With the company’s partnership with Twilio, the new capital, and enhanced balance sheet, Syniverse will be well-positioned to deepen its engagement with customers in key industry verticals, more effectively monetize the 5G revolution, and create long-term value for shareholders.”

James Attwood, Managing Director at Carlyle and Chairman of Syniverse said: “Today marks an exciting milestone for Syniverse and for Carlyle’s investment in the business. We are excited to continue to support the Company’s growth journey and look forward to deepening our partnership with Andrew and the rest of the leadership team as Syniverse works with Twilio, MBAC and our public market investors to accelerate the next wave of innovation in mobile communications.”

Transaction Overview

The business combination values Syniverse at an enterprise value of $2.85 billion. The transaction is expected to provide up to $1.165 billion of cash proceeds to the combined company. MBAC will provide up to $400 million of cash held in MBAC’s trust account from its initial public offering in March 2021, and Twilio will make an investment of up to $750 million, with a minimum investment of $500 million.

Further, leading institutional investors, including Oak Hill Advisors and Brigade Capital Management, have committed to participate in the transaction through Private Investment in Public Equity (PIPE) commitments totaling $265 million, consisting of $69.2 million of common stock at $10.00 per share and $195.8 million of 7.5 percent dividend convertible preferred stock, with a conversion price of $11.50 per share. The convertible preferred stock provides flexible capital that further strengthens Syniverse’s balance sheet. Existing Syniverse shareholders will roll 100% of their equity in the transaction and are expected to own approximately 40% of the combined company at closing.

Syniverse has also obtained committed debt financing for a new $1 billion term loan and a $165 million revolving credit facility to be completed at the merger closing, at which time Syniverse’s existing debt will be repaid in full. As a result of these transactions, Syniverse’s leverage will be significantly reduced and Net Debt to LTM Adjusted Financing EBITDA ratio will be approximately 3.7x.

MBAC’s sponsor has agreed that a portion of its equity will vest only if the share price of the Company exceeds $12.50 per share over a specified period in accordance with customary provisions. This agreement will enhance alignment of the interests of MBAC’s sponsor with the long-term value creation and performance of Syniverse.

The Boards of Directors of both MBAC and Syniverse have unanimously approved the proposed transaction. The transaction is expected to close before the end of 2021, subject to approval by MBAC stockholders, the expiration of the HSR Act waiting period and other customary closing conditions.

Investor Conference Call Information

Syniverse and MBAC will host a joint investor conference call to discuss the proposed transaction tomorrow, August 17, 2021 at 8:00 a.m. EDT. Interested parties may listen to the webcast at http://public.viavid.com/index.php?id=146342. In addition, a recording of the call will be posted to MBAC’s IR website at https://www.m3-brigade.com/news/press-releases.

Additional information about the proposed business combination, including a copy of the investor presentation, will be provided in a Current Report on Form 8-K to be filed by MBAC today with the SEC and available at www.sec.gov. The investor presentation can also be found on Syniverse’s website at https://www.Syniverse.com and MBAC’s website at https://www.m3-brigade.com.

Advisors

Moelis & Company LLC served as financial advisor to Syniverse and Carlyle and joint placement agent. Syniverse obtained committed debt financing from Barclays, Bank of America, Goldman Sachs, Credit Suisse, Mizuho and Deutsche Bank. Debevoise & Plimpton LLP served as legal counsel for Syniverse and Carlyle.

JP Morgan Securities LLC served as financial advisor to MBAC and is serving as lead placement agent in the transaction. Cantor Fitzgerald & Co. acted as a capital markets advisor for MBAC. Wachtell, Lipton, Rosen & Katz served as legal counsel for MBAC.

Centerview Partners LLC served as financial advisor to Twilio, and Kirkland & Ellis LLP and DLA Piper LLP acted as legal counsel.

About Syniverse

Syniverse powers mobile experiences for almost every person and device on earth. The world’s largest companies and nearly all mobile carriers rely on Syniverse’s global network to seamlessly bridge mobile ecosystems and securely transmit data, enabling billions of transactions, conversations and connections [daily]. Building on its 30-year history of innovation to shape the future of communications, Syniverse is focused on harnessing the potential of 5G to transform how businesses engage with customers and help carriers reimagine how far they can reach.

About M3-Brigade Acquisition II Corp

M3-Brigade Acquisition II Corp. (NYSE: MBAC) is a special purpose acquisition company formed for the purpose of effecting a merger, stock purchase or similar business combination with one or more businesses. MBAC is led by key executives of M3 Partners, LP, a leading financial advisory services firm that specializes in assisting companies at inflection points in their growth cycle, and Brigade Capital Management, LP, a leading global investment advisor that was founded in 2006 to specialize in credit-focused investment strategies and has approximately $30 billion in assets under management.

About Twilio

Millions of developers around the world have used Twilio (NYSE: TWLO) to unlock the magic of communications to improve any human experience. Twilio has democratized communications channels like voice, text, chat, video, and email by virtualizing the world’s communications infrastructure through APIs that are simple enough for any developer to use, yet robust enough to power the world’s most demanding applications. By making communications a part of every software developer’s toolkit, Twilio is enabling innovators across every industry — from emerging leaders to the world’s largest organizations — to reinvent how companies engage with their customers.

Important Information about the Transaction and Where to Find It

In connection with the proposed transaction, M3-Brigade Acquisition II Corp. (the “Company”) intends to file a preliminary proxy statement and a definitive proxy statement with the SEC. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary proxy statement, the amendments thereto, and the definitive proxy statement and documents incorporated by reference therein filed in connection with the proposed transaction, as these materials will contain important information about the Company, Syniverse Corporation (“Syniverse”) and the proposed transaction. When available, the definitive proxy statement will be mailed to the stockholders of the Company as of a record date to be established for voting on the proposed transaction. Stockholders will also be able to obtain copies of the preliminary proxy statement, the definitive proxy statement and other documents filed with the SEC that will be incorporated by reference therein, without charge, once available, at the SEC’s website at http://www.sec.gov, or by directing a request to: M3-Brigade Acquisition II Corp., 1700 Broadway – 19th Floor, New York, New York 10019.

Participants in the Solicitation

The Company and its directors and executive officers may be deemed participants in the solicitation of proxies of the Company’s stockholders with respect to the proposed transaction. A list of those directors and executive officers and a description of their interests in the Company will be filed in the proxy statement for the proposed transaction and available at www.sec.gov. Additional information regarding the interests of such participants will be contained in the proxy statement for the proposed transaction when available.

Syniverse and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. A list of the names of such directors and executive officers and information regarding their interests in the proposed transaction will be included in the proxy statement for the proposed business combination.

No Offer or Solicitation

This press release shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction. This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of section 10 of the Securities Act of 1933, as amended.

Forward Looking Statements

This press release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The expectations, estimates and projections of the businesses of the Company or Syniverse may differ from their actual results and consequently you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “would,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, expectations with respect to future performance of the Company and Syniverse and anticipated financial impacts of the proposed transaction, the satisfaction of the closing conditions to the proposed transaction and the timing of the completion of the proposed transaction.

These forward-looking statements are not guarantees of future performance, conditions, or results, and involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside of the control of the Company and Syniverse and are difficult to predict. Factors that may cause such differences include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the agreement and plan of merger with respect to the proposed transaction (the “Merger Agreement”); (2) the outcome of any legal proceedings that may be instituted against the parties following the announcement of the Merger Agreement and the proposed transaction; (3) the inability to complete the proposed transaction, including due to failure to obtain approval of the stockholders of the Company or other conditions to closing contained in the Merger Agreement; (4) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the proposed transaction to fail to close; (5) the receipt of an unsolicited offer from another party for an alternative transaction that could interfere with the proposed transaction; (6) the inability to obtain or maintain the listing of the post-acquisition company’s common shares on the New York Stock Exchange following the proposed transaction; (7) volatility in the price of the Company’s securities due to a variety of factors, including changes in the competitive industries in which Syniverse plans to operate, variations in performance across competitors and changes in laws and regulations affecting Syniverse’s business; (8) the risk that the proposed transaction disrupts current plans and operations of Syniverse as a result of the announcement and consummation of the proposed transaction; (9) the ability to recognize the anticipated benefits of the proposed transaction, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers, vendors and suppliers and retain its management and key employees; (10) costs related to the proposed transaction; (11) changes in applicable laws or regulations; (12) the possibility that Syniverse may be adversely affected by other economic, business, financial, political, legal and/or competitive factors; and (13) other risks and uncertainties indicated from time to time in the Company’s Quarterly Reports on Form 10-Q and the proxy statement discussed above, including those under “Risk Factors” therein, and other documents filed or to be filed with the SEC by the Company.

The Company cautions that the foregoing list of factors is not exclusive. You should not place undue reliance upon any forward-looking statements, which speak only as of the date made. Syniverse and the Company do not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

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For more information, contact:

Media and Press:
David Millar / Kelsey Markovich	Caitlin Epstein
Sard Verbinnen & Co.	Twilio
syniverse-svc@sardverb.com	press@twilio.com
+1.212.687.8080	+1.314.952.1116

Investor Relations:
Stanley Martinez, CFA, IRC	Kristin Celauro
Syniverse	M3-Brigade Acquisition II Corp.
ir@syniverse.com	kcelauro@m3-partners.com
+1.813.614.1070	+1.212.202.2223

Andrew Zilli

Twilio

azilli@twilio.com

+1.805.705.4492